DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Annual Period Ended December 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Three (3) transactions for the annual period ended December 31, 2013 effected pursuant to Rule 10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 878912: v1

WS: MFG_Philadelphia: 867889: v1